Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP,  INC. REPORTS FOURTH QUARTER AND YEAR END 2018 RESULTS

(Bridgehampton, NY – January 28, 2019)  Bridge Bancorp, Inc. (NASDAQ: BDGE), (the “Company”), the parent company of BNB Bank (“BNB”), today announced fourth quarter and year end results for 2018.

The Company's fourth quarter and full year 2018  financial results included:

•	Net income for the 2018 fourth quarter of $13.9 million, or $0.70 per diluted share.
•	Net income for the full year 2018 of $39.2 million, or $1.97 per diluted share, inclusive of:
o	Pre-tax charge of $8.9 million, or $0.35 per diluted share after tax, related to the fraudulent conduct of a business customer through its deposit accounts at BNB in the 2018 third quarter.
o	Pre-tax net securities losses of $7.9 million, or $0.31 per diluted share after tax, related to the Company’s balance sheet restructure in the 2018 second quarter.
o	Pre-tax charge of $0.8 million, or $0.03 per diluted share after tax, related to the Company’s office relocation costs in the 2018 fourth quarter.
•	Excluding the impact of the fraud loss, balance sheet restructure, and office relocation costs, net income for the full year 2018 was $52.9 million, or $2.66 per diluted share.
•	Net interest income for the 2018 fourth quarter increased $0.5 million over 2017 to $34.1 million, with a tax-equivalent net interest margin of 3.26%.
•	Adjusted net interest margin (excluding purchase accounting) declined from 3.24% in the 2018 third quarter to 3.21% in the 2018 fourth quarter due to excess liquidity in December 2018.
•	Total assets of $4.7 billion at December 31, 2018, 6% higher than September 30, 2018 and December 31, 2017.
•	2018 loan growth of $173 million, or 6%, (7% excluding the 2018 second quarter loan sale) with 2018 fourth quarter growth of $78 million, or 10% annualized.
•	Deposit growth of $552 million, or 17%, compared to December 31, 2017, and $267 million, or 29% annualized, from September 30, 2018.
•	Non-public, non-brokered deposit growth of $431 million, or 17%, compared to December 31, 2017, and $111 million, or 16% annualized, from September 30, 2018.
•

Non-performing assets of $3.0 million at December 31, 2018, $4.0 million lower than December 31, 2017 and $0.9 million higher than September 30, 2018. With loan loss reserve coverage to total loans of 0.96%.

•	All capital ratios remain strong. Declared a dividend of $0.23 during the quarter.

Commenting on the fourth quarter results, Kevin O’Connor, President and CEO said,  “Our focus continues to be on profitably growing our business, by adding and expanding relationships. This was evident in 2018 as loans and deposits both increased with the velocity of growth expanding in the fourth quarter as each experienced a  double-digit annualized increase. Profitability was evident as adjusted net interest margin increased on a year-over-year basis and net interest income grew by $9.6 million, or 8%. These resulted in strong returns and in the fourth quarter we achieved a 1.22% return on average assets and a 16.38% return on tangible common equity. While the interest rate environment remains challenging and competition is intense, we believe our balance sheet structure, featuring strong liquidity and core funding, provides us an opportunity to continue this momentum, and achieve targeted performance objectives.”

Net Earnings and Returns

Net income in the 2018 fourth quarter was $13.9 million, or $0.70 per diluted share, an increase of $20.8 million compared to the 2017 fourth quarter. Excluding the impact of the reduction to net deferred tax assets related to the Tax Cuts and Jobs Act (“Tax Act”) and restructuring costs, net income for the 2017 fourth quarter was $5.9 million, or $0.30 per share.

Net income for the full year 2018 was $39.2 million, or $1.97 per diluted share, compared to $20.5 million,  or $1.04 per diluted share,  in 2017.  Excluding the impact of the fraud loss, office relocation costs and balance sheet restructure, net income for the full year 2018 was $52.9 million, or $2.66 per diluted share. Excluding the impact of the Tax Act and restructuring costs, net income for the full year 2017 was $33.3 million, or $1.68 per share.

Returns  on average assets and equity in the 2018 fourth quarter were 1.22% and 12.32%, respectively.  Return on average tangible common equity was 16.38% for the 2018 fourth quarter.

Interest income was $43.5 million in the 2018 fourth quarter, an increase of $0.9 million compared to the 2018 third quarter,  driven primarily by loan portfolio growth and higher investment portfolio yields. Interest expense was $9.4 million in the 2018 fourth quarter, an increase of $1.0 million compared to the 2018 third quarter,  primarily due to deposit growth and an increase in average cost of interest-bearing liabilities. Proceeds from a large deposit made in December 2018 were not readily deployed into investments or loans. This caused margin compression of 3 basis points in the 2018 fourth quarter.

The impact of purchase accounting on the margin continues to decrease.  The reported margin for the 2018 fourth quarter showed a year-over-year decline of 10 basis points from 3.36% in 2017 to 3.26% in 2018. However, the adjusted margin, excluding purchase accounting, is up 7 basis points from 3.14% in 2017 to 3.21% in 2018.  The decreased impact of purchase accounting can also be observed regarding loan yields.  Reported 2018 fourth quarter loan yields were flat year-over year at 4.56%, while yields ex-purchase accounting were up 24 basis points, increasing from 4.26% in 2017 to 4.50% in 2018.

“Although assets only expanded by 6% year-over-year, our deposit base increased by 17%, enabling us to reduce wholesale borrowings. By improving our funding mix,  our adjusted margin increased over the same quarter last year,” stated Mr. O’Connor.

The provision for loan losses was $0.4 million for the 2018 fourth quarter, $10.0 million lower than the 2017 fourth quarter, and $1.8 million for the full year 2018, $12.3 million lower than the full year 2017.   Contributing to the lower provision were decreases in net charge-offs in the fourth quarter and full year 2018 compared to the same periods in 2017. The Company recognized net charge-offs of $0.9 million in the 2018 fourth quarter, compared to net charge-offs of $8.0 million in the 2017 fourth quarter. The Company recognized net charge-offs of $2.1 million in the full year 2018, compared to net charge-offs of $8.2 million in the 2017 full year.

During the 2018 fourth quarter, the Company negotiated the payoff of $11 million in Taxi Medallion loans. The parties agreed to settle the outstanding notes at $450 thousand per medallion, which resulted in $1.1 million in charge-offs. This did not result in an increase in the 2018 fourth quarter provision. As of December 31, 2018, $4 million had been paid off, with the remaining loans paid down in January 2019.  After this transaction the Company’s exposure to Taxi Medallion loans has declined to $10 million.  All remaining loans are performing.

Non-interest income was  $5.1 million for the 2018 fourth quarter,  $0.6 million higher than the 2017 fourth quarter, attributable to higher gain on sale of Small Business Administration (“SBA”) loans, higher service charges and other fees, and net securities losses in the 2017 fourth quarter, partially offset by lower title fee income and other operating income.  Non-interest income was $11.6 million for the full year 2018, $6.5 million lower than the 2017 full year, driven primarily by net securities losses related to the balance sheet restructure in 2018 and lower title fee income, partially offset by higher gain on sale of SBA loans, service charges and other fees, and other operating income. Excluding the impact of the balance sheet restructure, total non-interest income in the full year 2018 would have been $19.5 million.

Non-interest expense for the 2018 fourth quarter decreased to $22.1 million from $29.2 million in the 2017 fourth quarter.  Non-interest expense for the full year 2018 increased to $98.2 million from $91.7 million in full year 2017. The decrease in the fourth quarter is primarily due to restructuring costs related to branch restructuring and charter conversion in 2017, and a recovery of fraud loss in the 2018 fourth quarter, partially offset by growth in salaries and benefits expense and office relocation costs in 2018. The increase in the full year non-interest expense is primarily due to growth in salaries and benefits expense, and a fraud loss and office relocation costs in 2018, partially offset by restructuring costs related to branch restructuring and charter conversion in 2017. Excluding the impact of the fraud recovery and office relocation costs, total non-interest expense in the fourth quarter 2018 would have been $21.9 million. Excluding the impact of the restructuring costs, total non-interest expense in the fourth quarter 2017 would have been $21.1 million.  Excluding the impact of the fraud loss and office relocation costs, total non-interest expense in the full year 2018 would have been $88.5 million. Excluding the impact of the restructuring costs, total non-interest expense in the full year 2017 would have been $83.7 million.

Non-recurring items in the 2018 fourth quarter included $0.8 million related to the consolidation of back office operations and a $0.6 million net recovery related to the 2018 third quarter fraud loss resulting from a final settlement with another financial institution.

Income tax expense was $2.9 million in the 2018 fourth quarter, and $9.1 million in full year 2018. Income tax expense was $5.4 million in the 2017 fourth quarter and $18.9 million in full year 2017, which included a $7.6 million charge to write-down the Company’s deferred tax assets due to the enactment of the Tax Act in the 2017 fourth quarter.

Balance Sheet and Asset Quality

Total assets were $4.7 billion at December 31, 2018,  $252.0 million higher than September 30,  2018, and $270.7 million higher than December 31, 2017. Total  loans at December 31, 2018 of $3.3 billion reflect growth of $173.1 million,  or 6%,  over December 31,  2017.  Deposits totaled $3.9 billion at December 31, 2018, an increase of $551.9 million,  or 17%,  over December 31,  2017.  Demand deposits increased $109.9 million year-over-year to $1.4 billion at December 31, 2018, representing 37% of total deposits.

Asset quality measures improved as non-performing assets were $3.0 million, or 0.06%  of total assets, at December 31, 2018, compared to $7.0 million, or 0.16% of total assets, at December 31, 2017. Non-performing assets at December 31, 2018 included  $0.2 million of other real estate owned. Non-performing loans were $2.8 million, or 0.09% of total loans at December 31, 2018,  compared to $7.0 million,  or 0.22% of total loans at December 31,  2017.  Loans 30 to 89 days past due increased $0.8 million to $4.4 million at December 31, 2018, compared to $3.6 million at December 31, 2017.  Loans past due 90 days and accruing at December 31, 2018 and 2017 were comprised of acquired loans of $0.3 million and $1.8 million, respectively.

The allowance for loan losses was $31.4 million at December 31, 2018, $0.3 million lower than December 31,  2017.  The allowance as a percentage of loans was 0.96% at December 31, 2018, compared to 1.02% at December 31, 2017.

Stockholders’ equity was $453.8 million at December 31, 2018,  $24.6 million higher than December 31, 2017.  The growth reflects earnings, partially offset by shareholders’ dividends. Tangible book value per share was $17.36 at December 31, 2018,  $1.22 higher than December 31,  2017.

Conference Call

The Company will host a conference call on Tuesday, January 29, 2019 at 10:00 AM (ET). Investors who would like to join the conference call are encouraged to pre-register using the following link: http://dpregister.com/10128294. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Telephonic replay will be available through the Company’s website approximately one hour after the conclusion of the call through Tuesday, February 12, 2019.

Call and replay information are as follows:

Call Date: Tuesday, January 29, 2019
Call Time: 10:00 AM (ET)
Domestic Call Dial In:  1-888-317-6016
International Call Dial In:  1-412-317-6016

Replay Domestic Dial In:  1-877-344-7529
Replay International Dial In:  1-412-317-0088
Access Code: 10128294

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, BNB  Bank, formerly known as The Bridgehampton National Bank. Established in 1910, BNB, with assets of approximately $4.7 billion, operates 39 branch locations serving Long Island and the greater New York metropolitan area. In addition, BNB operates one loan production office in Manhattan. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements as a result of the Dodd-Frank Act; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	December 31,	September 30,	December 31,
	2018	2018	2017
Assets
Cash and due from banks	$142,145	$63,687	$76,614
Interest earning deposits with banks	153,223	61,414	18,133
Total cash and cash equivalents	295,368	125,101	94,747
Securities available for sale, at fair value	680,886	661,862	759,916
Securities held to maturity	160,163	164,438	180,866
Total securities	841,049	826,300	940,782
Securities, restricted	24,028	25,162	35,349
Loans held for sale	—	1,619	—
Loans held for investment	3,275,811	3,197,427	3,102,752
Allowance for loan losses	(31,418)	(31,869)	(31,707)
Loans held for investment, net	3,244,393	3,165,558	3,071,045
Premises and equipment, net	35,008	35,893	33,505
Goodwill and other intangible assets	110,324	110,667	111,164
Other real estate owned	175	175	—
Accrued interest receivable and other assets	150,399	158,282	143,410
Total assets	$4,700,744	$4,448,757	$4,430,002

Liabilities and stockholders' equity
Demand deposits	$1,275,664	$1,286,673	$1,188,535
Savings and negotiable order of withdrawal ("NOW") deposits	496,881	468,242	419,513
Money market deposit accounts ("MMDA")	975,531	883,386	755,483
Certificates of deposit of less than $100,000	61,827	61,548	59,019
Certificates of deposit of $100,000 or more	155,104	154,181	111,691
Total individual, partnership and corporate ("IPC") deposits	2,965,007	2,854,030	2,534,241
Brokered deposits	255,408	281,241	212,593
Public funds - demand deposits	172,941	46,119	150,166
Public funds - other deposits	493,037	437,752	437,543
Total public and brokered deposits	921,386	765,112	800,302
Total deposits	3,886,393	3,619,142	3,334,543
Federal funds purchased and repurchase agreements	539	816	50,877
Federal Home Loan Bank ("FHLB") advances	240,433	265,648	501,374
Subordinated debentures, net	78,781	78,746	78,641
Other liabilities and accrued expenses	40,768	44,420	35,367
Total liabilities	4,246,914	4,008,772	4,000,802
Total stockholders' equity	453,830	439,985	429,200
Total liabilities and stockholders' equity	$4,700,744	$4,448,757	$4,430,002

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Interest income	$43,480	$42,589	$39,960	$168,984	$149,849
Interest expense	9,382	8,375	6,399	32,204	22,689
Net interest income	34,098	34,214	33,561	136,780	127,160
Provision for loan losses	400	200	10,400	1,800	14,050
Net interest income after provision for loan losses	33,698	34,014	23,161	134,980	113,110

Non-interest income:
Service charges and other fees	2,579	2,549	2,334	9,853	8,996
Title fee income	458	384	546	1,797	2,394
Net securities (losses) gains	—	—	(222)	(7,921)	38
Gain on sale of SBA loans	492	524	247	2,078	1,689
BOLI income	561	557	560	2,219	2,250
Other operating income	1,025	904	1,034	3,542	2,735
Total non-interest income	5,115	4,918	4,499	11,568	18,102

Non-interest expense:
Salaries and employee benefits	12,457	12,134	11,506	50,458	46,560
Occupancy and equipment	3,472	3,325	3,647	13,245	13,998
Net fraud (recovery) loss	(600)	9,500	—	8,900	—
Office relocation costs	750	—	—	750	—
Restructuring costs	—	—	8,020	—	8,020
Amortization of other intangible assets	214	215	247	917	1,047
Other operating expenses	5,778	5,830	5,734	23,910	22,102
Total non-interest expense	22,071	31,004	29,154	98,180	91,727

Income (loss) before income taxes	16,742	7,928	(1,494)	48,368	39,485
Income tax expense	2,878	1,381	5,422	9,141	18,946
Net income (loss)	$13,864	$6,547	$(6,916)	$39,227	$20,539
Basic earnings (loss) per share	$0.70	$0.33	$(0.35)	$1.97	$1.04
Diluted earnings (loss) per share	$0.70	$0.33	$(0.35)	$1.97	$1.04
Weighted average common and equivalent shares	19,492	19,485	19,419	19,468	19,379

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Selected Financial Data:
Return on average total assets	1.22%	0.58%	(0.63)%	0.87%	0.49%
Adjusted return on average total assets (1)	1.23	1.24	0.53	1.18	0.79
Return on average stockholders' equity	12.32	5.64	(6.07)	8.66	4.64
Adjusted return on average stockholders' equity (1)	12.43	12.03	5.15	11.69	7.53
Return on average tangible common equity (1) (2)	16.38	7.43	(8.04)	11.47	6.21
Adjusted return on average tangible common equity (1) (2)	16.72	16.03	7.01	15.69	10.28
Net interest margin, tax-equivalent basis	3.26	3.32	3.36	3.33	3.34
Adjusted net interest margin (1)	3.21	3.24	3.14	3.23	3.13
Efficiency ratio	56.28	79.23	76.60	66.18	63.15
Adjusted efficiency ratio (1)	55.16	54.22	54.08	55.85	56.39
Operating expense/average assets	1.94	2.75	2.65	2.19	2.18
Adjusted operating expense/average assets (1)	1.90	1.89	1.90	1.95	1.97

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	December 31,	September 30,	December 31,
	2018	2018	2017
Selected Financial Data:
Book value per share	$22.93	$22.23	$21.78
Tangible book value per share (1)	$17.36	$16.64	$16.14
Common shares outstanding	19,791	19,789	19,709

Capital Ratios:
Total capital to risk-weighted assets	13.6%	13.6%	13.3%
Tier 1 capital to risk-weighted assets	10.4	10.3	10.0
Common equity Tier 1 capital to risk-weighted assets	10.4	10.3	10.0
Tier 1 capital to average assets	8.1	8.0	7.9
Tangible common equity to tangible assets (1) (2)	7.5	7.6	7.4
Tier 1 capital to average assets (Bank)	9.9	9.7	9.6

Asset Quality:
Loans 30-89 days past due	$4,400	$5,801	$3,614
Loans 90 days past due and accruing (3)	$308	$299	$1,834
Non-performing loans	$2,808	$1,944	$6,955
Other real estate owned	175	175	—
Non-performing assets	$2,983	$2,119	$6,955
Non-performing loans/total loans	0.09%	0.06%	0.22%
Non-performing assets/total assets	0.06	0.05	0.16
Allowance/non-performing loans	1118.87	1639.35	455.89
Allowance/total loans	0.96	1.00	1.02

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.
(3)	Represents loans acquired in connection with the Community National Bank, FNBNY Bancorp, Inc., and Hamptons State Bank acquisitions.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended December 31,			Three Months Ended September 30,			Three Months Ended December 31,
	2018			2018			2017
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,206,033	$36,848	4.56%	$3,157,422	$36,243	4.55%	$2,984,476	$34,309	4.56%
Securities (1)	882,886	6,328	2.84	867,174	6,044	2.77	997,762	5,918	2.35
Deposits with banks	74,348	443	2.36	84,986	437	2.04	21,638	70	1.28
Total interest-earning assets (1)	4,163,267	43,619	4.16	4,109,582	42,724	4.12	4,003,876	40,297	3.99
Non-interest-earning assets:
Other assets	359,740			369,305			359,460
Total assets	$4,523,007			$4,478,887			$4,363,336

Interest-bearing liabilities:
Savings	$375,792	$656	0.69%	$341,056	$395	0.46%	$298,766	$81	0.11%
NOW	113,116	40	0.14	108,271	27	0.10	126,275	27	0.08
MMDA	906,565	2,950	1.29	866,631	2,386	1.09	797,552	1,406	0.70
Savings, NOW and MMDA	1,395,473	3,646	1.04	1,315,958	2,808	0.85	1,222,593	1,514	0.49
Certificates of deposit of less than $100,000	61,803	250	1.60	59,681	209	1.39	58,655	157	1.06
Certificates of deposit of $100,000 or more	156,806	739	1.87	148,339	674	1.80	113,011	348	1.22
Total IPC deposits	1,614,082	4,635	1.14	1,523,978	3,691	0.96	1,394,259	2,019	0.57
Brokered deposits	263,580	1,528	2.30	307,651	1,593	2.05	233,202	804	1.37
Public funds	433,845	787	0.72	448,191	763	0.68	369,123	221	0.24
Total public and brokered deposits	697,425	2,315	1.32	755,842	2,356	1.24	602,325	1,025	0.68
Total deposits	2,311,507	6,950	1.19	2,279,820	6,047	1.05	1,996,584	3,044	0.60
Federal funds purchased and repurchase agreements	3,180	15	1.87	3,487	12	1.37	142,923	498	1.38
FHLB advances	265,235	1,282	1.92	269,909	1,182	1.74	401,155	1,723	1.70
Subordinated debentures	78,758	1,135	5.72	78,723	1,134	5.72	78,618	1,134	5.72
Total borrowings	347,173	2,432	2.78	352,119	2,328	2.62	622,696	3,355	2.14
Total interest-bearing liabilities	2,658,680	9,382	1.40	2,631,939	8,375	1.26	2,619,280	6,399	0.97
Non-interest-bearing liabilities:
Demand deposits	1,370,428			1,343,107			1,255,110
Other liabilities	47,547			43,432			36,689
Total liabilities	4,076,655			4,018,478			3,911,079
Stockholders' equity	446,352			460,409			452,257
Total liabilities and stockholders' equity	$4,523,007			$4,478,887			$4,363,336

Net interest rate spread			2.76%			2.86%			3.02%
Net interest-earning assets	$1,504,587			$1,477,643			$1,384,596
Net interest margin - tax-equivalent		34,237	3.26%		34,349	3.32%		33,898	3.36%
Less: Tax-equivalent adjustment		(139)	(0.01)		(135)	(0.02)		(337)	(0.03)
Net interest income		$34,098			$34,214			$33,561
Net interest margin			3.25%			3.30%			3.33%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Year Ended December 31,
	2018			2017
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,167,933	$144,568	4.56%	$2,774,422	$126,802	4.57%
Securities (1)	910,726	23,936	2.63	1,048,033	24,140	2.30
Deposits with banks	52,143	1,076	2.06	24,554	278	1.13
Total interest-earning assets (1)	4,130,802	169,580	4.11	3,847,009	151,220	3.93
Non-interest-earning assets:
Other assets	362,276			354,019
Total assets	$4,493,078			$4,201,028

Interest-bearing liabilities:
Savings	$326,576	$1,261	0.39%	$283,624	$291	0.10%
NOW	121,818	123	0.10	114,226	86	0.08
MMDA	838,481	8,570	1.02	710,989	4,583	0.64
Savings, NOW and MMDA	1,286,875	9,954	0.77	1,108,839	4,960	0.45
Certificates of deposit of less than $100,000	59,516	790	1.33	58,982	556	0.94
Certificates of deposit of $100,000 or more	122,621	2,129	1.74	98,157	1,097	1.12
Total IPC deposits	1,469,012	12,873	0.88	1,265,978	6,613	0.52
Brokered deposits	273,127	5,205	1.91	237,432	2,868	1.21
Public funds	471,967	2,658	0.56	434,035	945	0.22
Total public and brokered deposits	745,094	7,863	1.06	671,467	3,813	0.57
Total deposits	2,214,106	20,736	0.94	1,937,445	10,426	0.54
Federal funds purchased and repurchase agreements	69,604	1,200	1.72	132,514	1,571	1.19
FHLB advances	324,653	5,729	1.76	401,258	6,105	1.52
Subordinated debentures	78,706	4,539	5.77	78,566	4,539	5.78
Junior subordinated debentures	—	—	—	668	48	7.19
Total borrowings	472,963	11,468	2.42	613,006	12,263	2.00
Total interest-bearing liabilities	2,687,069	32,204	1.20	2,550,451	22,689	0.89
Non-interest-bearing liabilities:
Demand deposits	1,310,857			1,174,840
Other liabilities	42,392			33,465
Total liabilities	4,040,318			3,758,756
Stockholders' equity	452,760			442,272
Total liabilities and stockholders' equity	$4,493,078			$4,201,028

Net interest rate spread			2.91%			3.04%
Net interest-earning assets	$1,443,733			$1,296,558
Net interest margin - tax-equivalent		137,376	3.33%		128,531	3.34%
Less: Tax-equivalent adjustment		(596)	(0.02)		(1,371)	(0.03)
Net interest income		$136,780			$127,160
Net interest margin			3.31%			3.31%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude certain net securities losses associated with the Company's strategic plan to restructure its balance sheet during the second quarter of 2018, a fraud loss during the third quarter of 2018, a fraud recovery and office relocation costs during the fourth quarter of 2018 and restructuring costs and deferred tax asset remeasurement related to the Tax Act during the fourth quarter of 2017.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Return on average total assets - as reported	1.22%	0.58%	(0.63)%	0.87%	0.49%
Net securities losses	—	—	—	0.18	—
Net fraud (recovery) loss	(0.05)	0.84	—	0.20	—
Office relocation costs	0.07	—	—	0.02	—
Restructuring costs	—	—	0.73	—	0.19
Income tax effect of adjustments above	(0.01)	(0.18)	(0.26)	(0.09)	(0.07)
Deferred tax asset remeasurement	—	—	0.69	—	0.18
Adjusted return on average total assets (non-GAAP)	1.23	1.24	0.53	1.18	0.79

Return on average stockholders' equity - as reported	12.32%	5.64%	(6.07)%	8.66%	4.64%
Net securities losses	—	—	—	1.75	—
Net fraud (recovery) loss	(0.53)	8.19	—	1.97	—
Office relocation costs	0.67	—	—	0.17	—
Restructuring costs	—	—	7.04	—	1.81
Income tax effect of adjustments above	(0.03)	(1.80)	(2.46)	(0.86)	(0.63)
Deferred tax asset remeasurement	—	—	6.64	—	1.71
Adjusted return on average stockholders' equity (non-GAAP)	12.43	12.03	5.15	11.69	7.53

Return on average tangible common equity - as reported	16.38%	7.43%	(8.04)%	11.47%	6.21%
Net securities losses	—	—	—	2.32	—
Net fraud (recovery) loss	(0.71)	10.78	—	2.60	—
Office relocation costs	0.89	—	—	0.22	—
Restructuring costs	—	—	9.32	—	2.42
Amortization of other intangible assets	0.25	0.24	0.29	0.27	0.32
Income tax effect of adjustments above	(0.09)	(2.42)	(3.36)	(1.19)	(0.96)
Deferred tax asset remeasurement	—	—	8.80	—	2.29
Adjusted return on average tangible common equity (non-GAAP)	16.72	16.03	7.01	15.69	10.28

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net income (loss) and diluted earnings (loss) per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding net securities losses, net fraud (recovery) loss, office relocation costs, restructuring costs, and deferred tax asset remeasurement related to the Tax Act:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Net income (loss) - as reported	$13,864	$6,547	$(6,916)	$39,227	$20,539
Adjustments:
Net securities losses	—	—	—	7,921	—
Net fraud (recovery) loss	(600)	9,500	—	8,900	—
Office relocation costs	750	—	—	750	—
Restructuring costs	—	—	8,020	—	8,020
Income tax effect of adjustments above	(32)	(2,091)	(2,807)	(3,865)	(2,807)
Deferred tax asset remeasurement	—	—	7,572	—	7,572
Adjusted net income (non-GAAP)	$13,982	$13,956	$5,869	$52,933	$33,324

Diluted earnings (loss) per share - as reported	$0.70	$0.33	$(0.35)	$1.97	$1.04
Adjustments:
Net securities losses	—	—	—	0.40	—
Net fraud (recovery) loss	(0.03)	0.48	—	0.45	—
Office relocation costs	0.04	—	—	0.04	—
Restructuring costs	—	—	0.40	—	0.40
Income tax effect of adjustments above	(0.01)	(0.11)	(0.14)	(0.20)	(0.15)
Deferred tax asset remeasurement	—	—	0.39	—	0.39
Adjusted diluted earnings per share (non-GAAP)	$0.70	$0.70	$0.30	$2.66	$1.68

The following table presents a reconciliation of efficiency ratio (as reported) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Efficiency ratio - as reported	56.28%	79.23%	76.60%	66.18%	63.15%
Non-interest expense - as reported	$22,071	$31,004	$29,154	$98,180	$91,727
Less: Net fraud recovery (loss)	600	(9,500)	—	(8,900)	—
Less: Office relocation costs	(750)	—	—	(750)	—
Less: Restructuring costs	—	—	(8,020)	—	(8,020)
Less: Amortization of intangible assets	(214)	(215)	(247)	(917)	(1,047)
Adjusted non-interest expense (non-GAAP)	$21,707	$21,289	$20,887	$87,613	$82,660
Net interest income - as reported	$34,098	$34,214	$33,561	$136,780	$127,160
Tax-equivalent adjustment	139	135	337	596	1,371
Net interest income, tax-equivalent basis	$34,237	$34,349	$33,898	$137,376	$128,531
Non-interest income - as reported	$5,115	$4,918	$4,499	$11,568	$18,102
Less: Net securities losses/(gains)	—	—	222	7,921	(38)
Adjusted non-interest income (non-GAAP)	$5,115	$4,918	$4,721	$19,489	$18,064
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$39,352	$39,267	$38,619	$156,865	$146,595
Adjusted efficiency ratio (non-GAAP) (1)	55.16%	54.22%	54.08%	55.85%	56.39%
(1)	Adjusted efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Operating expense as a % of average assets - as reported	1.94%	2.75%	2.65%	2.19%	2.18%
Net fraud recovery (loss)	0.05	(0.84)	—	(0.20)	—
Office relocation costs	(0.07)	—	—	(0.02)	—
Restructuring costs	—	—	(0.73)	—	(0.19)
Amortization of other intangible assets	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.90	1.89	1.90	1.95	1.97

The following table reconciles net interest margin (as reported) to adjusted net interest margin on a tax-equivalent basis, excluding accretion income and average purchase accounting adjustments on acquired loans (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Net interest income - as reported	$34,098	$34,214	$33,561	$136,780	$127,160
Tax-equivalent adjustment	139	135	337	596	1,371
Net interest income, tax-equivalent basis	$34,237	$34,349	$33,898	$137,376	$128,531
Adjustment:
Less: Accretion income on acquired loans	(463)	(690)	(2,072)	(3,737)	(7,558)
Adjusted net interest income, tax-equivalent basis (non-GAAP)	$33,774	$33,659	$31,826	$133,639	$120,973

Average interest-earning assets - as reported	$4,163,267	$4,109,582	$4,003,876	$4,130,802	$3,847,009
Adjustment:
Average purchase accounting adjustments on acquired loans	5,379	6,018	14,309	6,809	16,716
Adjusted average interest-earning assets (non-GAAP)	$4,168,646	$4,115,600	$4,018,185	$4,137,611	$3,863,725

Average yield on loans, tax-equivalent basis - as reported	4.56%	4.55%	4.56%	4.56%	4.57%
Adjustment:
Purchase accounting adjustments on acquired loans	(0.06)	(0.09)	(0.30)	(0.12)	(0.30)
Adjusted average yield on loans (non-GAAP)	4.50	4.46	4.26	4.44	4.27

Net interest margin - as reported (1)	3.25%	3.30%	3.33%	3.31%	3.31%
Tax-equivalent adjustment	0.01	0.02	0.03	0.02	0.03
Net interest margin, tax-equivalent basis (2)	3.26	3.32	3.36	3.33	3.34
Adjustment:
Purchase accounting adjustments on acquired loans	(0.05)	(0.08)	(0.22)	(0.10)	(0.21)
Adjusted net interest margin (non-GAAP) (3)	3.21	3.24	3.14	3.23	3.13

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	December 31,	September 30,	December 31,
(Dollars in thousands)	2018	2018	2017
Total assets - as reported	$4,700,744	$4,448,757	$4,430,002
Less: Goodwill and other intangible assets - as reported	(110,324)	(110,667)	(111,164)
Tangible assets (non-GAAP)	$4,590,420	$4,338,090	$4,318,838

Total stockholders' equity - as reported	$453,830	$439,985	$429,200
Less: Goodwill and other intangible assets - as reported	(110,324)	(110,667)	(111,164)
Tangible common equity (non-GAAP)	$343,506	$329,318	$318,036

Tangible common equity to tangible assets (non-GAAP) (1)	7.5%	7.6%	7.4%

(1)	Calculated by dividing tangible common equity by tangible assets.